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                                                                    EXHIBIT 4(A)

                                VOTING AGREEMENT

    VOTING AGREEMENT (this "AGREEMENT"), dated as of February 9, 1996, among AMSERV HEALTHCARE INC., a Delaware corporation ("AMSERV"), and STEPHEN STERNBACH (the "STOCKHOLDER").

                                    RECITALS

    Concurrently herewith, Amserv, Star Multi Care Services, Inc., a New York corporation ("STAR"), and AHI Acquisition Corp., a Delaware corporation (the "MERGER SUB"), are entering into an Agreement and Plan of Merger dated the date hereof (the "MERGER AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which the Merger Sub will merge with and into Amserv (the "MERGER"), and each share of common stock, par value $.01 per share, of Amserv (the "AMSERV COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive .4090 shares of common stock, par value $.001 per share, of Star (the "STAR COMMON STOCK").

    As of the date hereof, the Stockholder directly beneficially owns 847,155 shares of Star Common Stock (the "SHARES").

    As a condition to its willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Amserv has required that the Stockholder agree (i) to execute and deliver this Agreement and (ii) to grant a proxy to vote all of the Shares owned by the Stockholder on the terms and conditions provided for herein.

                                   AGREEMENT

    To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

    1. AGREEMENT TO VOTE; PROXY. (a) The Stockholder, in his capacity as such, hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of Star, however called, or in connection with any written consent of the stockholders of Star, the Stockholder shall vote (or cause to be voted) the Shares in favor of the Merger, the execution and delivery by Star of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination hereof to vote or give instructions after the termination hereof in any manner inconsistent with the preceding sentence.

    (b) PROXY. THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, AMSERV AND THE SECRETARY OF AMSERV AND THE CHIEF FINANCIAL OFFICER OF AMSERV, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF AMSERV, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF AMSERV, AND ANY OTHER DESIGNEE OF AMSERV, AND EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 1(a). THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST, AFFIRMS THAT THIS PROXY IS GIVEN AS A CONDITION OF THIS VOTING AGREEMENT AND AS SUCH IS SO COUPLED WITH AN

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INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS  AS
MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY HIM WITH RESPECT TO THE SHARES.

    2. EXPIRATION. This Agreement and Amserv's right to vote the Shares covered hereby as set forth herein shall terminate on the Expiration Date. As used herein, the term "EXPIRATION DATE" means the first to occur of (a) the Effective Time and (b) termination of the Merger Agreement in accordance with its terms.

    3. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    4. MISCELLANEOUS. (a) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

        (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so be given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the            Stephen Sternbach
Stockholder:         c/o Star Multi Care Services,
                     Inc.
                     326 Walt Whitman Road
                     Huntington Station, New York
                     11746

If to Amserv:        Amserv Healthcare Inc.
                     3252 Holiday Court, #204
                     La Jolla, California 92037
                     Attention: Eugene Mora

copy to:             Latham & Watkins
                     701 "B" Street, Suite 2100
                     San Diego, California 92101
                     Attention: Scott N. Wolfe, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    (e) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

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    (f)  COUNTERPARTS.  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

    (g)   DESCRIPTIVE  HEADINGS.    The descriptive  headings  used  herein  are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    (h) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    IN WITNESS WHEREOF, Amserv and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          AMSERV HEALTHCARE INC.

                                          By:           /s/ EUGENE MORA

                                             -----------------------------------
                                          Name: Eugene Mora
                                             Title: President

                                          STEPHEN STERNBACH

                                                   /s/ STEPHEN STERNBACH

                                          --------------------------------------

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